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                                  EXHIBIT 99
                       TO PRE-EFFECTIVE AMENDMENT NO. 1
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                                 FORM OF PROXY

                         HAZLEHURST & ASSOCIATES, INC.
                                ATLANTA, GEORGIA
                        SPECIAL MEETING OF STOCKHOLDERS


  The undersigned stockholder of Hazlehurst & Associates, Inc. ("Hazlehurst"), Atlanta, Georgia, hereby constitutes and appoints James G. Pope and R. David Parsons, or either one of them, each with full power of substitution, to vote as designated below all of the shares of Hazlehurst Class A Common Stock held of record by the undersigned on March 8, 1994, at the Special Meeting of Stockholders to be held at 400 Perimeter Center Terrace, Suite 850, Atlanta, Georgia 30346 on Thursday, April 14, 1994, at 10:00 a.m. local time, and at any adjournments or postponements thereof.

1.   PROPOSAL TO:    Approve the Agreement and Plan of Reorganization, dated as of December 12, 1993, as amended as of March 6, 1994, by and among Northern Trust Corporation ("NTC"), Hazlehurst Merger Corporation ("Acquisition"), Hazlehurst, and certain stockholders of Hazlehurst (the "Principal Stockholders"), and the related Agreement and Plan of Merger, pursuant to which, among other matters, (a) Acquisition will be merged with and into Hazlehurst, and Hazlehurst will become a wholly owned subsidiary of NTC, and (b) the shares of Hazlehurst Common Stock will be converted into the right to receive such number of shares of NTC Common Stock as are described in the Proxy Statement-Prospectus dated March 16, 1994.

       FOR ______           AGAINST ______            ABSTAIN ______

2.   OTHER PROPOSALS:    In their sole discretion, the Proxies are authorized to
     vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

  Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such.

                                 ------------------------------------------
                                 Signature of Stockholder

                                 ------------------------------------------
                                 Signature of Stockholder (if held jointly)


                                 Dated:______________________________, 1994
                                         (month)           (day)


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF HAZLEHURST & ASSOCIATES, INC. AND MAY BE REVOKED BY
                    THE STOCKHOLDER PRIOR TO ITS EXERCISE.